Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2021 (the “Report”), of the Popular Income Plus Fund, Inc. (the “Company”).

I, Juan O. Guerrero Preston, the President and Principal Executive Officer of the Company, certify that:

	(i)	the Report fully complies with the requirements of Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

	(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:		/s/ Juan O. Guerrero Preston
President, Principal Executive Officer

Date:		November 5, 2021

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2020 (the “Report”), of the Popular Income Plus Fund, Inc. (the “Company”).

I, Jose González, the Treasurer and Principal Financial Officer of the Company, certify that:

	(i)	the Report fully complies with the requirements of Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

	(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:		/s/ Jose González
Treasurer, Principal Financial Officer

Date:		November 5, 2021